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                                                                   EXHIBIT 10.1

                              SERVICING AGREEMENT

         THIS AGREEMENT is made as of the 1st day of January, 1997, by and between STERLING FINANCIAL SERVICES, INC., a Florida corporation (the "Servicing Company") and STERLING FINANCIAL SERVICES OF FLORIDA - I, INC., a Florida corporation ("Sterling").


                                   RECITALS:

         WHEREAS, Sterling is engaged in the business of providing financial services to the sub-prime mobile home industry, including, among other things, originating, purchasing and refinancing for its own account retail mobile home installment sale contracts (the "Contracts") created in connection with the financing of primarily used as well as some new mobile homes (the "Homes");

         WHEREAS, the Servicing Company is engaged in the business of, among other things, originating, acquiring and servicing loans and accounts; and

         WHEREAS, Sterling desires to retain the Servicing Company to provide all services in connection with Contract origination or acquisition and servicing (the "Services"), and the Servicing Company agrees to provide such Services in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. DUTIES AND SERVICES. Sterling hereby retains the Servicing Company and the Servicing Company hereby agrees to render the Services upon the terms and conditions hereinafter set forth:

                 a. The Servicing Company hereby agrees to provide to Sterling the Services set forth on Schedule A attached hereto.


                 b. The Servicing Company agrees to operate within the guidelines established by Sterling from time to time.


                 c. No funds of Sterling shall be deposited or kept in any account commingled with funds of the Servicing Company or any other person or entity.

         2. RIGHTS. Nothing herein shall grant any direct or indirect ownership rights to any aspect of the Services to the Servicing Company.


         3. TERM. The initial term of this Agreement shall be January 1, 1997, through June 30, 2002 (the "Term"). This Agreement


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shall be extended thereafter in the sole and absolute discretion of Sterling, upon such terms and conditions as shall be mutually agreed. Either Sterling or the Servicing Company may voluntarily elect to terminate this Agreement without cause, for any reason; provided that the terminating party must deliver to the other party written notice of such intention to terminate not less than fifteen
(15) days prior to the date of such termination.



         4. COMPENSATION. So long as the Servicing Company is in full compliance with all terms and conditions of this Agreement, Sterling will pay the Servicing Company for services hereunder, as follows:


                  a. Sterling will pay the Servicing Company an amount equal to all cash expenses of the Servicing Company ("Actual Cost") plus twenty percent (20%) of Actual Cost for services rendered. If the Servicing Company provides similar services to future Affiliated Entities, Sterling will pay the Servicing Company as follows: (i) any acquisition or disposition of cash expenditures, such as attorneys' fees and court costs, will be paid by the entity which owns the Contract to which such expenses relate (the "Direct Expenses"); and (ii) an amount equal to Actual Cost less Direct Expenses will be paid directly by each entity based upon the ratio of the total number of Contracts held by each entity to the total number of Contracts held by all entities.


                  b. Sterling shall reimburse the Servicing Company for reasonable travel expenses actually incurred by the Servicing Company in the furtherance of Sterling's business, provided said expenses have been approved in advance by Sterling and proper itemization of said expenses is furnished to Sterling by the Servicing Company. All such expenditures shall be subject to the reasonable control of Sterling.

         5. RELATIONSHIP. The Servicing Company is an independent contractor with respect to this Agreement. This Agreement is not intended to, and shall not be construed to, create a joint venture or partnership between the said parties or constitute either of them as agents of the other. Except as otherwise expressed and provided for in this Agreement or otherwise expressly agreed in writing by the parties, neither party shall have any power or authority to bind or commit the other party. The Servicing Company assumes full responsibility for the actions of any of its employees, officers, directors, independent contractors or agents including negligence, malfeasance, nonfeasance or other misconduct by such persons or entities. The Servicing Company shall pay timely and in full all taxes, federal, state, or local, due in connection with any compensation payable hereunder.

         6. AUTHORITY. Each party represents and warrants that it has the full right, power and authority to enter into this Agreement on the terms and conditions hereof and that the parties executing this Agreement on behalf of each party have been duly authorized to do so.

         7. INDEMNIFICATION. The Servicing Company agrees to indemnify, defend and hold Sterling harmless from any liabilities, claims, losses, damages, demands or expenses, including




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reasonable attorneys' fees, that may be made by anyone due to a breach of any representation, warranty or agreement of the Servicing Company contained in or made pursuant to this Agreement. Sterling agrees to indemnify, defend and hold the Servicing Company harmless from any liabilities, claims, losses, damages, demands or expenses, including reasonable attorneys' fees, that may be made by anyone due to a breach of any representation, warranty or agreement of Sterling contained in or made pursuant to this Agreement.

         8. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or the date mailed, postage prepaid by certified mail, return receipt requested, or faxed and confirmed, if addressed to the respective parties as follows:

         If to the Servicing Company:    Sterling Financial Services, Inc.
                                         12406 North Florida Avenue
                                         Tampa, FL 33612

         If to Sterling:                 Sterling Financial Services of Florida- I, Inc.
                                         12406 North Florida Avenue
                                         Tampa, FL 33612

Either party may change its address for the purpose of receiving notices, demands and other communications by giving written notice to the other party of the change.

         9. SUCCESSORS AND ASSIGNS. All of the terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Neither party may assign this Agreement without the prior written consent of the other.

         10. NO WAIVER. The failure of either party to object to a breach of any term or condition of this Agreement shall not be deemed a waiver of any right or remedy the non-breaching party may have arising out of the breach, nor shall it be deemed a waiver of its right to subsequently enforce the term or condition. Each remedy under this Agreement is cumulative and shall be in addition to all other rights or remedies existing in this Agreement or in law, equity or bankruptcy.

         11. SEVERABILITY. If any clause of this Agreement is determined to be invalid or unenforceable, the validity or enforceability of any other provisions hereof will not be affected thereby.

         12. NUMBER AND GENDER. In this Agreement whenever the context so requires, the masculine gender includes the feminine and/or neuter, and vice versa, and the singular number includes the plural.

         13. COUNTERPARTS. This Agreement may be executed in counterparts, and any number of counterparts signed in the aggregate by the parties hereto shall constitute but one single original Agreement.



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         14. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND
INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING THE PARTIES. THIS WAIVER OF TRIAL BY JURY PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

         15. COMPLIANCE WITH LAWS. The Servicing Company will comply with all federal and state laws, rules and regulations relating to any of its responsibilities and duties with Sterling and will not violate any such laws, rules and regulations.

         16. VOLUNTARY AGREEMENT. The Servicing Company represents that it has not been pressured, misled or induced to enter this Agreement based upon any representation by Sterling not contained herein.

         17. PROVISIONS TO SURVIVE. The parties hereto acknowledge that many of the terms and conditions of this Agreement are intended to survive the term of this Agreement. Therefore, any terms and conditions that are intended by the nature of the promises or representations to survive the term of this Agreement shall survive the term of this Agreement regardless of whether such provision is expressly stated as so surviving.

         18. MERGER. This Agreement represents the entire Agreement between the parties and shall not be subject to modification or amendment by any oral representation, or any written statement by either party, except for a dated written amendment to this Agreement signed by an authorized officer of the Servicing Company and an authorized officer of Sterling.

         19. VENUE AND APPLICABLE LAW. This Agreement shall be enforced and construed in accordance with the laws of the State of Florida, and venue for any action or arbitration under this Agreement shall be Hillsborough County, Florida.

         20. ASSIGNMENT. This Agreement shall not be assignable by either party without the written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         21. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or any provision thereof shall be settled by binding arbitration in a manner agreed upon by the parties, or if not otherwise agreed upon, then in accordance with the rules of the American Arbitration Association in effect at that time. Judgment upon the award so rendered may be entered in any court having competent jurisdiction thereover. The costs of the arbitration shall be borne by the non-prevailing party, including the cost of experts, evidence and legal counsel (and all employees and assistants) of the prevailing party.




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         22.      DEFAULT AND REMEDIES.

         a. It shall be an event of default under this Agreement upon the happening of any of the following events (an "Event of Default"):

                  i. If the Corporation fails to timely remit to Servicing Company any Compensation or other amounts due under this Agreement which are due and payable and such failure to pay continues for a period of ten days form the date of the mailing or delivery of an invoice from Servicing Company.

                  ii. If any representation or warranty of the Corporation in this Agreement is false, incorrect or misleading in any material respect, or if any representation or warranty contained in any reports, documents, certificates or other papers delivered to Servicing Company from time to time is false, incorrect or misleading in any material respect, and is not cured within 30 days of written notice thereof to the Corporation.

                  iii. If the Corporation breaches or fails to perform or observe any obligation or condition to be performed or observed by it under this Agreement in any material respect and such breach or default is not cured within 30 days after Servicing Company has given the Corporation written notice demanding that such breach or default be cured.

                  iv. If any representation or warranty of Servicing Company in this Agreement is false, incorrect or misleading in any material respect, or if any representation or warranty contained in any reports, documents, certificates or other papers delivered to the Corporation from time to time is false, incorrect or misleading in any material respect and is not cured within 30 days of written notice thereof to Servicing Company;

                  v. If Servicing Company breaches or fails to perform or observe any obligation or condition to be performed or observed by it under this Agreement in any material respect and such breach or default is not cured within 30 days after the Corporation has given Servicing Company written notice demanding that such breach or default be cured.

                  vi. If Servicing Company fails, in any material respect, to perform its obligations under this Agreement in conformance with industry standards applicable to servicing of similar Accounts and such failure is not cured within 30 days after the Corporation has given Servicing Company written notice demanding such failure be cured.

         b. Upon the happening of an Event of Default, after the expiration of any opportunity to cure such Default, the non-defaulting party may terminate this Agreement by notice in writing to the defaulting party sent by facsimile or certified mail, postage prepaid, or by hand delivery. In the event of termination, Servicing Company agrees to make available to the Corporation such computer records as are reasonably required to effect an orderly conversion to another computer system.




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


                                 "Servicing Corporation"


                                 STERLING FINANCIAL SERVICES, INC.,
                                 a Florida corporation


                                 By:
                                    ------------------------------------------
                                     Anthony A. Sutter
                                     President


                                "Sterling"


                                STERLING FINANCIAL SERVICES OF
                                FLORIDA - I, INC., a Florida corporation


                                By:
                                   ------------------------------------------
                                     Anthony A. Sutter
                                     President








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                                   SCHEDULE A


         ORIGINATION

         The Corporation intends to originate Contracts, as opposed to purchasing Contracts at a discount from Dealers or others. The Corporation will contact borrowers as well as Park owners and Dealers directly or by telephone or mailing to advise them of the Corporation's program for Contract origination. It is not anticipated that the Corporation will be dependent upon one or a few Park owners or Dealers for identifying potential borrowers under Contracts originated by the Corporation. In addition, the Corporation may use print advertising directed at individual borrowers. It is anticipated that a Park owner, Dealer or potential borrower will contact the Corporation regarding the availability of financing, and the Corporation will make a credit application available directly to the borrower.

         When the credit application from the borrower is received, an investigator will review the application and obtains the applicant's credit bureau and other information.

         Contract origination guidelines include the following minimum acceptable criteria:

         -        Employment history - at least six months on the job;

         - Income - depends on the amount of the loan and the debt to income ratio (see below) of the borrower;

         -        Time at residence - at least one year at current residence;

         - Debt to income ratio - personal debt cannot exceed 50% of the borrower's net income;

         - Bankruptcy - all debts must have been fully discharged at least one year prior to application for the loan;

         - Child support - if the borrower is paying child support, it will be treated as a personal debt and factored into the debt to income ratio; if the borrower is receiving child support, such income will only be considered if court mandated;

         - Repossessions - must have occurred at least one year prior to application for the loan;

         - Liens/judgments - will be decided on a case-by-case basis, depending on the type of lien or judgment, the amount involved and the age thereof;

         - Previous delinquencies, collections and charge-offs - will be decided on a case-by-case basis with consideration taken for mitigating circumstances, such as divorce, disability, extended illness or layoff due to downsizing; and




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       -       Co-buyers and co-signers - will also be subject to the minimum acceptable criteria set forth above.

         There are no fixed criteria pursuant to which material deviation these guidelines will be permitted. However, no Contract will be originated to a borrower deviating from these guidelines for which there is not an increased down payment or a co-signer meeting the guidelines, or both. The additional down payment required will increase with the increase in deviation from the guidelines, although there is no fixed formula for determining the amount of increased down payment required.

         In addition, the Corporation will not finance more than 130% of National Automobile Dealers Association (NADA) manufactured home book retail value. It will not finance Homes manufactured before 1980. Contracts under $10,000 will have no more than a 10-year term, and Contracts between $10,000 and $25,000 will not have more than a 15-year term. The Corporation will not finance amounts in excess of $25,000. See "Business - Consumer Finance Laws and Regulations."

         When this process is complete, an application will be approved unconditionally or with conditions, such as adjustments to the interest rate, down payment, maximum loan to value, co-maker or other significant conditional criteria. It is anticipated that no more than ten percent (10%) of the Contracts originated will deviate materially from these guidelines, although there is no specific limitation imposed thereon.

         Prior to closing the funding, the Corporation reviews the financing to determine the following: (i) all required documentation has been included, (ii) the math is correct, (iii) the regulatory requirements have been satisfied,
(iv) the amount financed does not exceed the maximum loan allowed, and (v) any conditions imposed have been satisfied. The Corporation will contact the insurance carrier to confirm insurance.

         SERVICING

         Billing. The Servicing Company generates bi-monthly statements which are sent to the borrower.


         Collections. The Corporation has established certain collection guidelines, which guidelines will not necessarily be followed in all cases and which are subject to modification at any time.

         When a delinquency occurs, a Collector will make a call by the first day of the delinquency. By the third day of delinquency, if the account has not been brought current, the Collector will personally visit the delinquent borrower. If the borrower is unable to make all required payments on a current basis, the Collector may make reasonable payment arrangements to cure the delinquency. If all of these collection processes are not successful, the repossession process commences immediately.




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         Repossessions and Resale Department. Either the borrower voluntarily agrees to vacate the Home, or an attorney is contacted by the Corporation to effect an involuntary repossession. All costs associated with the repossession are an obligation of the borrower. To effect an involuntary repossession, in general, the borrower is first given written notice of intent to repossess, and a period of time, generally five days, to cure all defaults. If the defaults are not cured within said time period, a complaint is filed and a judgment obtained. After the judgment is obtained, a writ of possession is obtained and given to the appropriate law enforcement agencies, who evict the borrower from the Home. The Home will be renovated as necessary and sold in its then current location, if possible, or moved to a Dealer's lot or another Park for resale





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